    As filed with the Securities and Exchange Commission on January 28, 2002
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                 SONICWALL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               California                                  77-0270079
      (State or Other Jurisdiction                      (I.R.S. Employer
   of Incorporation or Organization)                 Identification Number)

                               1160 Bordeaux Drive
                               Sunnyvale, CA 94089
                                 (408) 745-9600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              -------------------

                        SONICWALL, INC. 1998 STOCK PLAN
                    STOCK OPTION AGREEMENT FOR COSMO SANTULLO
              REDCREEK COMMUNICATIONS INC. 2001 STOCK OPTION PLAN
                  INDIVIDUAL WRITTEN COMPENSATION ARRANGEMENTS

                            (Full title of the Plans)

                              -------------------

                                 Cosmo Santullo
                      President and Chief Executive Officer
                                 SonicWALL, Inc.
                               1160 Bordeaux Drive
                           Sunnyvale, California 94089
                                 (408) 745-9600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

      The Commission is requested to send copies of all communications to:

                             Gregory K. Miller, Esq.
               Senior Vice President, Legal and Corporate Affairs
                                 SonicWALL, Inc.
                               1160 Bordeaux Drive
                           Sunnyvale, California 94089
                                 (408) 745-9600
                               fax: (408) 745-9300

                         CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------
 Title of each       Amount to be       Proposed Maximum         Proposed            Amount of
   class of         Registered (1)       Offering Price       Maximum Aggregate    Registration
securities to                             per Security         Offering Price          Fee
 be registered:
- -----------------------------------------------------------------------------------------------------
SonicWALL, Inc.
1998 Stock
Option Plan

Options               2,662,291               n/a                   n/a                n/a

Common Stock,
no par value       2,662,291 shares       $18.72 (2)           $49,838,088 (2)       $4,585
- -----------------------------------------------------------------------------------------------------
Stock Option
Agreement for
Cosmo Santullo

Options               2,400,000               n/a                   n/a                n/a

Common Stock,
no par value       2,400,000 shares       $15.65 (3)           $37,560,000 (5)       $3,456
- -----------------------------------------------------------------------------------------------------
RedCreek
Communications,
Inc. 2001 Stock
Option Plan

Options                 250,000               n/a                   n/a                n/a

Common Stock,
no par value         250,000 shares        $7.00 (4)           $1,750,000 (5)          $161
- -----------------------------------------------------------------------------------------------------
Individual
Written
Compensation
Arrangements

Options                  53,500               n/a                   n/a                n/a

Common Stock,
no par value          53,500 shares        $7.00 (4)            $374,500 (5)            $34
- -----------------------------------------------------------------------------------------------------
Total

Options               5,365,791                                     n/a                n/a
Common Stock,
no par value       5,365,791 shares                            $89,522,588           $8,236
- -----------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the SonicWALL, Inc. 1998 Stock Option Plan, Stock Option Agreement for Cosmo Santullo, RedCreek Communications, Inc. 2001 Stock Option Plan and Individual Written Compensation Arrangements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of SonicWALL, Inc.

(2) The price of $18.72 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 23, 2002 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933.

(3) The price of $15.65 per share, which was price at which these options may be exercised, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933.

(4) The price of $7.00 per share, which was the price at which these options may be exercised, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933.

(5) Calculated solely for the purposes of this offering in accordance with Rule 457(h) of the Securities Act of 1933 on the basis of the weighted average exercise price of outstanding options.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Securities and Exchange Commission allows SonicWALL, Inc. (the "Registrant") to incorporate by reference, and the Registrant hereby does incorporate by reference, the following documents previously filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     1. Annual Report on Form 10-K for the year ended December 31, 2000 (as amended on August 14, 2001 with respect to certain technical corrections);

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     3. Current Reports on Form 8-K dated November 27, 2000 (as amended January 26, 2001), April 30, 2001, June 6, 2001, October 19, 2001 and
          October 25, 2001 (as amended January 8, 2002) and December 6, 2001;

     4. the description of our common stock contained in our registration statement on Form 8-A filed October 19, 1999, including any amendments or reports filed for the purpose of updating such description; and

     5. all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, which filings shall be deemed to be incorporated by reference into this Registration Statement from the date of filing such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Officers and Directors.

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Exchange Act. Article V of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the California General Corporation Law, and Article VI of the Registrant's Bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     The exhibits listed in the Exhibit Index as filed as part of this Registration Statement.

     (a) Exhibits

 Exhibit
 Number        Description
 -------       -----------
4              * Description of Registrant's Common Stock.

5 Opinion re legality of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

10             * Registrant's 1998 Stock Option Plan, as amended.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3           Consent of Arthur Andersen LLP.

23.4 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in the opinion filed as Exhibit 5.1).

24 Power of Attorney (included on the signature page of this Registrant Statement).

99.1           Stock Option Agreement for Cosmo Santullo.

99.2           RedCreek Communications Inc. 2001 Stock Option Plan.

99.3           Form of Individual Compensation Arrangements.

- --------

* Incorporated by reference to Registrant's Registration Statement on Form S-1 (File #333-85997), which became effective on November 9, 1999.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the SonicWALL, Inc. 1998 Stock Option Plan, Stock Option Agreement for Cosmo Santullo, RedCreek Communications, Inc. 2001 Stock Option Plan and Individual Written Compensation Agreements.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 28th day of January 2002.

                                 SonicWALL Inc.


                             By:/s/ Cosmo Santullo
                                ----------------------------
                                 Cosmo Santullo
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sreekanth Ravi, Cosmo Santullo and Michael J. Sheridan, each individually, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                         Date

    /s/ Cosmo Santullo        President, Chief Executive       January 28, 2002
- --------------------------    Officer and Director
      Cosmo Santullo          (Principal Executive Officer)


  /s/ Michael J. Sheridan     Senior Vice President of         January 28, 2002
- --------------------------    Strategy and Secretary,
    Michael J. Sheridan       Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

    /s/ Sreekanth Ravi        Chairman of the Board of         January 28, 2002
- --------------------------    Directors
      Sreekanth Ravi


    /s/ Charles Kissner       Director                         January 28, 2002
- --------------------------
      Charles Kissner


  /s/ Robert M. Williams      Director                         January 28, 2002
- --------------------------
    Robert M. Williams


    /s/ David Shrigley        Director                         January 28, 2002
- --------------------------
      David Shrigley


     /s/ Cary Thompson        Director                         January 28, 2002
- --------------------------
       Cary Thompson

                                  EXHIBIT INDEX

 Exhibit
 Number        Description
 -------       -----------

4              * Description of Registrant's Common Stock.

5 Opinion re legality of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

10             * Registrant's 1998 Stock Option Plan, as amended.

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3           Consent of Arthur Andersen LLP.

23.4 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in the opinion filed as Exhibit 5.1).

24 Power of Attorney (included on the signature page of this Registrant Statement).

99.1           Stock Option Agreement for Cosmo Santullo.

99.2           RedCreek Communications Inc. 2001 Stock Option Plan.

99.3           Form of Individual Compensation Arrangements.

- --------

* Incorporated by reference to Registrant's Registration Statement on Form S-1 (File #333-85997), which became effective on November 9, 1999.